CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
EXHIBIT 10.1
FORM OF RESIDUAL VALUE GUARANTY
This RESIDUAL VALUE GUARANTY (this “Guaranty”), dated as of [_____] (the “Execution Date”), is entered into by NVIDIA Corporation, a Delaware corporation (the “Guarantor”) and [_____], a Delaware limited liability company (“Landlord”) with reference to the following facts:
A.[***] (“Tenant”) and Landlord entered into that certain Lease Agreement dated as of the Execution Date (together with the Work Letter and other exhibits thereto, collectively, the “Lease”), in which Tenant agreed to lease certain real property located in the City of Piketon, State of Ohio (as more particularly described in the Lease) from Landlord upon and subject to the terms and conditions set forth therein.
B.In connection with the Lease, [***], a [***] (“Tenant Parent”), has executed a joinder to the Lease to Landlord guaranteeing all of Tenant’s obligations under the Lease (the “Tenant Parent Guaranty”).
C.The Power Affiliate will enter into certain power purchase and supply agreement(s) in which the Power Affiliate will purchase retail electricity and related products (collectively, the “PPA”) to provide power to the Premises for the benefit of Tenant.
D.The Power Affiliate will enter into a commitment to the GridCo to ensure completion of certain transmission network upgrades necessary to allow for power delivery to the Premises (“Transmission Agreement”).
E.Landlord has agreed to enter into the Lease, and the Power Affiliate has agreed to enter into the PPA and the Transmission Agreement (collectively, the “Project Agreements”) if and only if Guarantor executes and delivers to Landlord this Guaranty.
F.Guarantor is agreeing to execute and deliver to Landlord this Guaranty pursuant to and in consideration of the agreements set forth in that certain Letter Agreement, dated as of the date hereof, by and between [***], a [***], and Guarantor.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Capitalized Terms. Except as otherwise provided herein, all capitalized terms used herein shall have the same meanings given such terms in the Lease.

    The following capitalized terms shall have the following meanings for purposes of this Guaranty:
(a)“Capital Proceeds” means, with respect to a sale of the Premises, the gross cash proceeds actually received by Landlord from such sale, net of reasonable and documented transaction costs of such sale (not to exceed [***]%).
(b)“Covered Loss Amount” means, in respect of the Premises as of the date of determination, an amount calculated as follows (but only to the extent such calculation results in a positive number; in all other instances the Covered Loss Amount shall be zero); (the “CLA Payment Date” shall be the date on which the Covered Loss Amount is paid hereunder): [***]
(c)“Discount Rate” shall mean [***]%.
(d)“GMV” shall mean an amount equal to the then-applicable “Guaranteed Minimum Value” (determined as of the time of any applicable payment) for this Guaranty as shown on Schedule II attached hereto. The parties acknowledge and agree that the total cap on liability for this Guaranty and all other guaranties delivered by Guarantor to the Landlord or to its Affiliates controlled by Landlord Guarantor (the “Related Guaranties”) as of the Effective Date shall not exceed $105,000,000,000. The parties acknowledge and agree that the GMV for this Guaranty and all Related Guaranties currently contemplated is comprised of data center, power, and transmission related costs, and that the GMV is related to four and one quarter (4.25) GW of critical IT load in the aggregate at the Premises and the Related Premises as of the Effective Date. The aggregate GMV for this Guaranty and all other Related Guaranties shall be adjusted in accordance with Schedule II to reflect any additional Related Guaranties entered into after the Effective Date.
(e)“IRR” means, with respect to Landlord’s Equity, as of any time of determination, the actual internal annualized rate of return based on (a) the aggregate amount of Landlord’s Equity and (b) cash flow after debt service. IRR shall be calculated using the “XIRR” function in the most recent version of Microsoft Excel (or if such program is no longer available, such other software program for calculating the IRR determined in good faith by Landlord) on the basis of the actual number of days elapsed over a 365- or 366-day year, as the case may be, and taking into account the respective dates of each such Landlord’s Equity is spent or committed, as applicable, and receipt of cash flow after debt service.
(f)“Landlord’s Equity” means, as of the applicable date of determination, the amount spent or committed by Landlord or its Affiliates with respect to the Landlord’s Work; provided, that, Landlord’s Equity shall not include any amounts spent or committed by Landlord or its Affiliates using the proceeds of third-party debt financing.
(g)“Project Agreement Costs” means [***] in each case, due and payable under the Lease as of the date of determination.
(h)“Pre-RFS Termination Payment” means an amount equal to the sum of [***].
(i)For the avoidance of doubt, if Guarantor elects the Assumption Option or the Deferral Option pursuant to Section 12, no Covered Loss Amount shall be payable, but Guarantor shall be required to pay the applicable amounts set forth in Sections 12(a)(v)(E) and 12(b), as applicable (and with respect to the Deferral Option, only if and for so long as the Deferral Period is in effect).
2.Effective Date; Residual Value Guaranty.
(a)Subject to the terms and conditions set forth herein, this Guaranty shall be effective as of the Commencement Date under the Lease (the “Effective Date”); provided, that, [***]. For the avoidance of doubt, in no event shall the Covered Loss Amount be payable unless and until the RFS Conditions have been satisfied in accordance with the Lease and Work Letter as though the Lease was still in effect and Guarantor was the Tenant thereunder; provided, that, in the event Guarantor determines that the RFS Conditions have not been satisfied as set forth in Section 6.2 of the Work Letter, and Landlord disputes such determination, [***]. Upon satisfaction of the RFS Conditions, Guarantor shall have the right to elect any of the remedies set forth in Section 12(a) prior to the payment of any Covered Loss Amount. If Landlord determines it is not commercially or economically feasible to proceed with the development of the Premises and satisfaction of the RFS Conditions in accordance with the Lease and Work Letter, Landlord shall notify

Guarantor thereof and the parties may mutually agree not to proceed with the development of the Premises, in which event this Guaranty shall be terminated upon such mutual determination.
(b) Upon the occurrence of a Guarantor Trigger Event, but subject to the terms and conditions set forth in Sections 1, 8 and 12, including the expiration of any applicable time periods set forth therein, Guarantor shall pay to Landlord, in immediately available funds to an account designated in writing by Landlord, an amount equal to the Covered Loss Amount. Notwithstanding the foregoing, except as set forth in Section 1(b)(ii), Guarantor’s aggregate liability in respect of the Covered Loss Amount shall in no event exceed an amount equal to the Liability Cap, provided that, except as set forth in Section 2(c) below, the foregoing shall not limit and the Covered Loss Amount [***]. If Guarantor elects the Assumption Option, and no Covered Loss Amount is payable upon such assumption, the obligations of Guarantor under this Section 2 shall be deemed satisfied in full upon consummation of the assignment and assumption.
(c)Except during a Deferral Period pursuant to Section 12(a)(vi), in no event shall Guarantor be responsible for any Project Agreement Costs under this Guaranty prior to the occurrence of any Guarantor Trigger Event or incurred [***]. All such Project Agreement Costs during [***] shall be paid from the Security Deposit, any payments from a debt service reserve account (in each case until depleted), or otherwise from funds of Landlord. In the case that any Project Agreement Costs are incurred thereafter, Landlord shall first apply any funds in the Security Deposit and any payments from a debt service reserve account (in each case until depleted) to payment of the same prior to requesting payment from Guarantor hereunder. If any payments are made by Guarantor in respect of Project Agreement Costs, (x) if such payments are [***], such payments shall not reduce the Liability Cap and (y) if any such payments are made otherwise, such payments shall reduce the Liability Cap [***]. [***]. The parties acknowledge and agree that Landlord shall not be permitted to draw upon the Security Deposit for the payment of any other amounts due under any of the Project Agreements or otherwise, except for the payment of such Project Agreement Costs after the occurrence of the Guarantor Trigger Event. Landlord shall use commercially reasonable efforts to mitigate any Project Agreement Costs.
3.Release. Effective immediately upon the payment in full of the applicable Covered Loss Amount and any outstanding Project Agreement Costs payable hereunder by Guarantor, (x) Landlord releases and discharges Guarantor from all liabilities and obligations under the Project Agreements and this Guaranty (provided, that this clause shall not affect any claim or demand that Landlord may have against Tenant arising before the date of the payment of the Covered Loss Amount by Guarantor) and (y) Guarantor will have no further liabilities or obligations related to any of the Project Agreements or this Guaranty. Landlord shall do and perform all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as Guarantor may reasonably request in order to carry out the intent and purpose of this Section 3, including by executing any release documentation reasonably requested by Guarantor.
4.Waivers of Guarantor.
(a)Without limitation of the foregoing, except as expressly required pursuant to the terms hereof, as permitted pursuant to applicable law, Guarantor waives [***].
(b)EACH PARTY HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH: (A) THIS GUARANTY; (B) THE LEASE; (C) ANY LIABILITY OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES OR ANY PORTION THEREOF; (D) ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE AND/OR THE PREMISES (OR ANY PORTION THEREOF); (E) ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES,

PERMITTEES OR LICENSEES; OR (F) ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES (OR ANY PORTION THEREOF).
5.Subordination and Subrogation. Guarantor shall not be subrogated, and hereby subordinates and postpones any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in the Premises (or any portion thereof), which may arise by any of the provisions of this Guaranty or by reason of the payment by Guarantor of any of the Covered Loss Amount hereunder. Guarantor shall look solely to Tenant and/or Tenant Parent for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any of the Covered Loss Amount shall not have been paid in full, Guarantor shall promptly deliver the payment to Landlord for credit against the then outstanding balance of the Covered Loss Amount, whether matured or unmatured.
6.Representations and Warranties.
(a)Guarantor represents and warrants that, as of the date hereof:
(i)Guarantor is a corporation formed under the laws of the State of Delaware, has all requisite power and authority to enter into and perform its obligations under this Guaranty, and that, except as expressly set forth herein, this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of any further action or condition.
(ii)The execution, delivery and performance by Guarantor of this Guaranty does not and will not contravene any applicable Laws, the organizational documents of Guarantor, if applicable, any order, writ, injunction, decree applicable to Guarantor, or any material contractual restriction binding on or affecting Guarantor or any of its properties or assets.
(iii)No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Guarantor of this Guaranty or any other instrument or agreement required hereunder, other than those which have been received prior to the Execution Date or, with respect to the effectiveness hereof, the Effective Date.
(iv)There is no action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.
(v)Guarantor’s principal place of business is 2788 San Tomas Expressway, Santa Clara, CA 95051.
(vi)Guarantor has derived or expects to derive financial and other advantages and benefits directly or indirectly, from the entry by Tenant and Landlord into the Project Agreements and other related documents and the payment of the Covered Loss Amount. Guarantor hereby acknowledges that Landlord will be relying upon Guarantor’s guarantee, representations, warranties and covenants contained herein.
(b)Landlord represents and warrants, as of the date hereof:
(i)to the extent entered into as of the date hereof, (w) Landlord has provided Guarantor with true, correct and complete copies of the Project Agreements and the Tenant

Parent Guaranty, (x) each of the Project Agreements constitutes a legal, valid and binding obligation against Landlord, and each Project Agreement is in full force and effect, (y) there are no events that do presently, or which may, with the passage of time, the giving of notice, or the expiration of a period of grace, constitute a breach or default by Landlord or, to the knowledge of Landlord, any other party under any Project Agreement, and (z) no Project Agreement has been modified, either orally or in writing.
(ii)Landlord is a limited liability company formed under the laws of the State of Delaware, has all requisite power and authority to enter into and perform its obligations under this Guaranty, and that, except as expressly set forth in Section 2, this Guaranty is valid and binding upon and enforceable against Landlord without the requirement of any further action or condition.
(iii)The execution, delivery and performance by Landlord of this Guaranty does not and will not contravene any applicable Laws, the organizational documents of Landlord, if applicable, any order, writ, injunction, decree applicable to Landlord, or any material contractual restriction binding on or affecting Landlord or any of its properties or assets.
(iv)No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Landlord of this Guaranty or any other instrument or agreement required hereunder, other than those which have been received prior to the Execution Date or, with respect to the effectiveness hereof, the Effective Date.
(v)There is no action, suit or proceeding pending or, to Landlord’s knowledge, threatened against or otherwise affecting Landlord before any court or other governmental authority or any arbitrator that may materially adversely affect Landlord’s ability to perform its obligations under this Guaranty.
7.Financial Statements. At any time during the Term, Guarantor shall, upon [***], provide Landlord with [***]; provided however, so long as Guarantor is a publicly traded company with financial statements available for public review, Guarantor shall not be obligated to provide such financial statements to Landlord. If applicable, such statements shall be prepared in accordance with GAAP, and, if audited in the ordinary course of such Guarantor’s business shall be audited by an independent certified public accountant (and if not so audited, shall be certified as true and correct by the appropriate officer of such entity).
8.Limitation of Liability. Except as set forth in Section 1(b)(ii), Guarantor’s total aggregate liability to Landlord under this Guaranty will not exceed an amount equal to the then-applicable [***] as set forth on Schedule II (the “Liability Cap”) plus any [***] payable by Guarantor hereunder, subject to Section 2(c) hereof. The Liability Cap will be reduced by [***]. Notwithstanding anything else contained in this Guaranty, so long as Guarantor shall have paid any outstanding [***] current, Landlord shall not be permitted to enforce any of its remedies against Guarantor pursuant to this Guaranty unless Landlord is concurrently therewith and in good faith concurrently pursuing (x) the collection of any business interruption and rental loss proceeds from Tenant’s insurance maintained in connection with the Project Agreements, (y) enforcement of all commercially reasonable remedies against Tenant Parent pursuant to the Tenant Parent Guaranty; provided, further that with respect to the remedies in clauses (x) and (y), Landlord shall have delivered a written notice to Guarantor, concurrently with delivery to Tenant Parent or the applicable insurer, notifying Guarantor of Landlord’s election to so enforce. So long as Guarantor shall have paid any outstanding [***] current, Landlord shall keep Guarantor reasonably apprised of all attempts by Landlord to enforce such collection rights or applicable remedies. Any amounts awarded to or collected by Landlord in respect of the same shall reduce dollar-for-dollar the Liability Cap, and any such amounts awarded to or collected by Landlord after payment of the Covered Loss Amount shall be turned over to Guarantor promptly after the collection thereof.

9.Notices.
(a)All notices and other communications given pursuant to this Guaranty shall be in writing and shall be (i) hand-delivered to the intended addressee, or (ii) sent by a nationally recognized overnight courier service, or (iii) sent by e-mail, with a hard copy sent simultaneously by one of the other methods described in (i)-(ii) above. All notices delivered hereunder shall be effective upon delivery to the address of the addressee at the address specified in Section 9(b), below. By giving notice as provided above, any party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.
(b)Notices to Landlord shall be sent to:
[***]

With copies to:

Kirkland & Ellis LLP
2049 Century Park East, Suite 3700
Los Angeles, CA 90067
Attn: [***]
Email: [***]

(c)Notices to Guarantor shall be sent to:
NVIDIA Corporation
2788 San Tomas Expressway
Santa Clara, CA 95051
Attn: General Counsel
Email: [***]

With copies to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: [***]
Email: [***]

10.Event of Default; Remedies.
(a)If Guarantor fails to cure any default with respect to the payment of the Covered Loss Amount under this Guaranty within [***] after receipt of written notice thereof given to Guarantor in conformity with the terms and conditions of this Guaranty, including Section 8 hereof, the same shall constitute an event of default by Guarantor hereunder (each, an “Event of Default”).

(b)Without limiting any other provision herein, upon the occurrence of an Event of Default, Landlord may:
(i)Bring any action to enforce the obligations under this Guaranty; and
(ii)Take or initiate such other action and enforce such other remedies as may be available under this Guaranty, at law, in equity or otherwise.
11.Successors and Assigns. This Guaranty shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors and permitted assigns (it being understood that Guarantor shall not have the right to assign its obligations under this Guaranty without the prior written consent of Landlord in Landlord’s sole and absolute discretion).  Landlord may assign this Guaranty in whole to the assignee of Landlord’s interest in the Lease in connection with Landlord’s assignment of the entirety of the Lease in accordance with the terms and conditions thereof. No assignment or other transfer shall release Guarantor from liability under this Guaranty except to the extent provided in Section 12 below. Subject in all respects to Guarantor’s rights under this Section 11, if Landlord transfers title to the Premises collectively with the Lease to a permitted third-party transferee (“Premises Transferee”), Landlord expressly reserves and retains the right to not transfer to Premises Transferee (in Landlord’s sole discretion) Landlord’s right, title and interest to any payments to be made to Landlord pursuant to the terms of this Guaranty (the “Guaranty Payments” and such sale, a “Sale of Premises without Guaranty Payments”), and thereby retain its right, title, and interest in and to the Guaranty Payments, if any, following such Sale of Premises without Guaranty Payments (“Retention of Guaranty Payments”), provided that prior to any Sale of Premises without Guaranty Payments, (i) Landlord shall have provided written notice thereof to Guarantor and (ii) Landlord shall have provided Guarantor with a full and irrevocable written waiver given by Premises Transferee to Guarantor, in form and substance reasonably acceptable to Guarantor, waiving any right of Premises Transferee to receive any Guaranty Payments.
12.Guarantor Remedies; Right to Cure Lease.
(a)Notice and Cure Right.
(i)Landlord will not seek to, and will cause Power Affiliate not to, terminate the Lease, the PPA or the Transmission Agreement by reason of any act or omission that constitutes (or would over time constitute) a default by Tenant under such Lease, until Landlord shall have given written notice of such act or omission to Guarantor (as required pursuant to Section 14 of the Lease); and Guarantor shall have the right, but not the obligation, to remedy such act or omission on Tenant’s behalf, subject to the time periods in Section 14 of the Lease (which shall be extended day-for-day if Guarantor shall not receive written notice of such default at the same time as Tenant). Landlord agrees that it will accept any performance by Guarantor within the foregoing time periods of any covenant, condition or agreement to be performed by Tenant under the Lease with the same force and effect as though performed by Tenant. The provisions of this Section 12(a) shall not be construed as obligating Guarantor to cure any breach or default by Tenant under the Lease.
(ii)Landlord shall give prompt written notice to Guarantor regarding any default by Tenant under any Project Agreement. Any failure, after the expiration of any applicable notice and cure periods, including Guarantor’s cure period in Section 12(a)(i) above, by Tenant to pay Project Agreement Costs under the Lease shall be deemed a “Monetary Default”.
(iii)In the event that (i) an Insolvency Default has occurred under the Lease or (ii) a Monetary Default has occurred and, in each case, Landlord has the right to, pursuant to the terms of the Lease, and actually intends to terminate the Lease (provided that such intent to terminate will not require termination or delivery of a termination notice with respect to the Lease) (the occurrence of (i) or (ii), a “Guarantor Trigger Event”), Landlord shall provide Guarantor with prompt written notice of the occurrence of a Guarantor Trigger Event (a “Default Trigger Notice”).
(iv)Guarantor will have a period of [***] after receipt of the Default Trigger Notice (“Verification Period”), to verify that the requirements of the Guarantor Trigger Event have been met; provided that during such Verification Period, Guarantor pays [***] payable during such Verification Period. Landlord will timely cooperate with reasonable requests by Guarantor for information and documentation regarding the Guarantor Trigger Event. For the avoidance of doubt, Landlord shall not exercise any remedy against Tenant prior to delivering the Default Trigger Notice to Guarantor nor shall Landlord terminate the Lease or any other Project Agreement prior to Guarantor electing one of the remedies below within the time periods provided therein.
(v)Prior to the expiration of the Verification Period, but subject to clause (vi) and the last sentence of this clause (v), Guarantor may elect, by written notice of the same to Landlord (the “Guarantor Option Notice”), to take any of the following actions:
(A)assume the Lease with Guarantor or another entity designated by Guarantor, as the new tenant, (the “Assumption Option”) in accordance with Section 12(b) hereof;
(B)require Landlord to use commercially reasonable efforts to relet the Premises to a replacement tenant in accordance with Section 12(c) below (a “Relet Option”);
(C)cause Landlord to market the Premises (collectively, the “Property”) for sale in accordance with Section 12(d) below (the “Sale Option”);
(D)allow the Lease to be terminated in accordance with Section 12(e) (the “Rejection Option”); or
(E)defer the exercise of any of the foregoing remedies (a “Deferral Option”) for a period not to exceed one (1) year after the expiration of the Verification Period, provided that during the period of any such deferral (the “Deferral Period”), Guarantor shall pay [***] during such Deferral Period, and Guarantor may at any time during such Deferral Period elect any of the remedies set forth in (A) through (D) above.
(vi)Notwithstanding the foregoing or anything to the contrary contained herein, in the event Guarantor elects [***].
(b)Assumption Option. [***]
(c)Relet Option. If Guarantor or Landlord elects the Relet Option, the following terms and conditions shall apply: [***]
(d)Sale Process. If Guarantor elects the Sale Option, the following terms and conditions shall apply: [***]
(e)Rejection Option. If Guarantor elects the Rejection Option, the following terms and conditions shall apply: [***]

13.Termination of the Guaranty.
(a)This Guaranty shall automatically terminate and the Guarantor shall be automatically released from all further obligations under this Guaranty only upon the occurrence of any of the following:
(i)The termination of the Lease by Tenant in accordance with the terms thereof;
(ii)Payment in full (subject to the terms of this Guaranty) by Tenant, Tenant Parent or Guarantor of the Covered Loss Amount;
(iii)Tenant or Tenant Parent delivers to Landlord a bank guaranty, letter of credit, or surety bond (in each case, issued by an entity with a credit rating of greater than or equal to [***], in each case in favor of Landlord, [***];
(iv)Tenant or Tenant Parent achieving a credit rating of [***];
(v)Any Replacement Tenant (or other entity, provided that such other entity delivers a guaranty guaranteeing all of Replacement Tenant’s obligations under the Lease), achieving a credit rating of [***];
(vi)[***];
(vii)[***];
(viii)[***]; or
(ix)the twentieth (20th) anniversary of the Commencement Date.
14.Governing Law; Jurisdiction and Venue.
(a)This Guaranty, and all matters arising out of or relating to this Guaranty, shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of laws principles thereof and shall be deemed to have been executed in New York.
(b)Except as set forth in clause (c) below, any legal action or proceeding relating to this Guaranty shall be instituted in a state or federal court in New York City, New York. Guarantor and Landlord agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.
(c)[***].

15.Attorney Fees. In the event of any dispute or litigation with regard to this Guaranty, the non-prevailing party shall be obligated to pay all actual and reasonable out-of-pocket charges, costs and expenses, including, without limitation, reasonable and documented attorneys’ fees, incurred by the prevailing party in connection therewith, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment, including without limitation, any cost and expenses (including reasonable and documented attorneys’ fees) incurred in connection with the enforcement or collection of any judgment.

16.Entire Agreement; Amendments to Guaranty and Project Agreements.
(a)This Guaranty sets forth the entire agreement between Guarantor and Landlord relating to the subject matter contained herein and supersedes prior proposals, agreements, and representations between them, whether written or oral, relating to the subject matter contained herein.
(b)This Guaranty may be changed or amended only if agreed to in writing and signed by an authorized signatory of each of Guarantor and Landlord.
(c)Each of Landlord and Tenant hereby covenants and agrees that no amendments to any of the Project Agreements, including any exhibits or schedules thereto, shall be permitted without the express written consent of Guarantor. [***]. Notwithstanding anything contained to the contrary in this Guaranty, in the event any amendment or modification of the Project Agreements is made or entered into without Guarantor’s prior written consent (an “Unapproved Amendment”), Guarantor shall not be liable for (nor shall it be required to comply with, should it exercise the Assumption Option) any terms set forth in or resulting from such Unapproved Amendment. [***].
17.Estoppel Certificates. Each of Guarantor and Landlord shall, at any time and from time to time, within ten (10) business days following written request by the other party and without charge therefor, execute, acknowledge and deliver to the requesting party a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating such modifications) and such other matters as reasonably requested by the requesting party; provided, that no such estoppel statement shall be required to be delivered more than once (1) per year unless in connection with a sale or financing of the Premises.
18.Severability. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof which terms and provisions shall remain binding and enforceable.
19.No Waiver. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver hereof. No waiver on the part of any party hereto of any right, power or privilege, nor any single or partial exercise of any right, power or privilege, shall preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party hereto may otherwise have at law or in equity.
20.Guarantor Property.
(a)Landlord and Tenant acknowledge and agree that if any of Tenant’s personal property, under the Lease includes any Guarantor Property (as defined below) and such Guarantor Property is lost or damaged while in the Premises, then Guarantor will be a third party beneficiary of Tenant of the provisions of the Lease that relate to Landlord’s obligations with respect to such loss or damage of such Guarantor Property, subject to the rights and limitations with respect to such obligations as set forth in Lease. Tenant acknowledges and agrees that it is responsible to Guarantor for the protection of any Guarantor Property in the Premises and if any such Guarantor Property is lost or damaged, other than due to the actions of Guarantor or its employees or agents, Tenant will promptly (but in no event later than [***]) reimburse Guarantor for the replacement cost of such Guarantor Property lost or damaged and Tenant will indemnify, protect, defend and hold harmless Guarantor from and against any and all damages, losses, liabilities, claims, costs and expenses (including, without limitation, attorneys’ fees) suffered or incurred by Guarantor in connection with such lost or damaged Guarantor Property. “Guarantor Property” means equipment or property owned by Guarantor (or its affiliate) that is located in the Premises [***].

(b)Subject to Tenant’s rights under the Lease, after the Effective Date, upon reasonable prior written notice (which may be by email) to Landlord and Tenant of [***], Guarantor and its employees and agents may have reasonable access to the Premises at any time during normal business hours for the purpose of inspecting, appraising, repossessing, removing, preparing for sale, advertising, displaying, selling (but excluding under all circumstances any sale by public auction or other sale open to the public), disposing or otherwise dealing with the Guarantor Property or any part thereof. Landlord and Tenant will not unreasonably interfere with Guarantor access to the Premises at any time and shall reasonably cooperate, at no material out-of-pocket cost to Landlord or Tenant, with Guarantor’s requests regarding such access.
(c)Landlord waives each and every right which Landlord now has or hereafter may have, under the laws of the state in which the Premises are located, or by virtue of the Lease, or by virtue of Tenant’s occupation of the Premises, to the Guarantor Property, including any right to levy or distrain upon, or to claim or assert any lien, security interest, right, claim or title to any or all of the Guarantor Property, which now or hereafter may be located on said Premises.
(d)Notwithstanding anything contained in this Guaranty to the contrary, any SNDA or similar agreement entered into with any holder of a lien on the Premises (a “Holder”) shall provide that Guarantor’s rights and privileges under this Guaranty (as this Guaranty may be extended or renewed, as provided therein) shall not be disturbed, diminished, affected, interrupted or interfered with by such Holder or any person claiming through or under such person for any reason whatsoever. Upon reasonable request from Landlord, Guarantor shall enter into a commercially reasonable form of recognition and non-disturbance agreement with a Holder, in form and substance approved by Holder and Guarantor (such approval not to be unreasonably withheld). [***].
(e)The parties agree that the Premises will exclusively install and deploy NVIDIA reference architecture for accelerated computing hardware and compute technologies, including [***] for a period of not less than twenty (20) years from the Commencement Date of the Lease. [***].
21.Exculpation. Notwithstanding anything to the contrary contained herein, no member or general or limited partner in or of Landlord, Tenant, or Guarantor, whether direct or indirect, nor any direct or indirect partners or members in such partners, nor any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of such parties, nor any of the foregoing, nor any investment adviser or other holder of any equity interest in such parties, their successors, assigns, or agents, shall have any personal liability with respect to any provisions of this Guaranty.
22.Confidentiality.
(a)Each of Landlord and Guarantor reserves the right to control and approve the method, manner, and content of any and all confidential information disseminated by or generated by such party with respect to this Guaranty including, without limitation, the information, discussions, work papers, drawings, memoranda, draft and final reports developed in preparation of this Guaranty; all of the foregoing, including the existence of this Guaranty and the terms and conditions hereof, is hereinafter collectively referred to as “Confidential Information”). Notwithstanding the foregoing, a party’s Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party’s lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is independently developed by the other party; or (d) is disclosed under operation of law (provided that, to the extent practicable, prior to such disclosure, the disclosing party shall provide the other party at least two (2) business days’ written notice). Any and all such Confidential Information of one party is disclosed to the other party on a business need-to-know basis only, and is considered confidential and proprietary by the disclosing party. Furthermore, any and all such Confidential Information is made known to the other party in confidence solely by virtue of such party’s engagement of the other party, and may not be available generally to the public. Except as required in the performance of its duties for and/or obligations to the other party without consent of the other party, neither party shall at any time during or after the term of this Guaranty directly or indirectly, use, disseminate, disclose or publish any Confidential Information), unless and until such Confidential Information has become a matter of public knowledge through no fault of the party receiving the Confidential Information. Both parties acknowledge and understand that the unauthorized disclosure of any Confidential Information would be extremely prejudicial to the other party. This prohibition of disclosure of Confidential Information shall survive the termination of this Guaranty for a period of seven (7) years. Both parties shall be entitled to equitable relief, including an injunction, in the event of a breach of this Section 22 by the other party. Each party agrees to hold the other party harmless from any and all loss, damage, or liability that results from or arises in connection with such party’s breach of its obligations under this Section 22.
(b)Landlord and Guarantor acknowledge that the terms and conditions of this Guaranty are to remain confidential for the benefit of both Landlord and Guarantor, and may not be disclosed by Landlord or Guarantor to anyone, by any manner or means, directly or indirectly (including, without limitation, issuing or causing the issuance of a press or media release concerning the terms and conditions of this Guaranty or Landlord’s or Guarantor’s identity by press release), without prior written consent of the other party; and, provided, however, that neither Landlord nor Guarantor may disclose the existence of this Guaranty, except as provided in this Section 22.
(c)Notwithstanding the foregoing, either party may disclose the terms and conditions of this Guaranty as may be required:
(i)to its affiliates, employees, contractors, existing and potential investors, potential purchasers of the Premises, agents, attorneys, direct or indirect owner’s financing sources (whether prospective or existing), agents to financing sources, arrangers of financing, rating agencies, bondholders, servicers, appraisers, consultants and respective advisors, agents and representatives to each of the foregoing on a “need to know” basis; provided that (other than any rating agency) the same have agreed to treat such information as confidential and not to disclose it to third parties prior to such disclosure and further provided that any disclosure of Confidential Information remains subject to the prior written consent of Guarantor in each and every circumstance in Guarantor’s sole discretion, however, the Guaranty may be shared with the foregoing parties based on the foregoing confidentiality requirement. Notwithstanding the foregoing, in the case of potential investors and potential purchasers of the Premises, the existence of the Guaranty may be disclosed as set forth above, but disclosure of the actual terms and conditions of the Guaranty shall require Guarantor’s prior written consent in its sole discretion.
(ii)as required in accordance with applicable Laws, SEC disclosure rules, or court order (“Public Disclosure”), provided, however, (i) that in the event either party is required to disclose the terms of this Guaranty for the foregoing reasons, such disclosing party shall (A) provide prompt written notice to the disclosed party (to the extent legally permitted, [***], and (ii) with respect to any SEC disclosure, the disclosed party will in no event disclose any material and proprietary matters related to this Guaranty reasonably required by the disclosing party (and not disclosed by Law). Each party will be solely responsible for determining whether any Public Disclosure is required by applicable laws, regulations or stock exchange rules, and nothing in this Guaranty will prohibit or delay any legally required disclosure or filing; and
(iii)to enforce the terms of this Guaranty.

(b) Guarantor or Landlord, as applicable, will be liable for any disclosures made in violation of this Section by such party. The consent to any disclosures will not be deemed to be a waiver on the part of the consenting party of any prohibition against any future disclosure. Nothing in this Guaranty is intended to conflict with 18 U.S.C. § 1833, as amended, including the immunities set forth therein, or to create liability for disclosures as expressly permitted therein.
23.Counterparts; Facsimile Signatures.

(a)This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page.

(b)Each of the parties hereto (i) has agreed to permit the use of telecopied signatures (including PDF and DocuSign) in order to expedite the transaction contemplated by this Guaranty, (ii) intends to be bound by its respective telecopied signature, (iii) is aware that the other parties will rely on its telecopied signature, and (iv) acknowledges such reliance and waives any defense to the enforcement of this amendment based on the fact that a signature was sent by telecopy.

[signature page follows]

GUARANTOR:

NVIDIA CORPORATION,
a Delaware corporation

By:
Name:
Title:

LANDLORD:

[___________],
a Delaware limited liability company

By:
Name:
Title: